EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of Flora Growth Corp.’s Registration Statements on Form S-8 (No. 333-275576, No. 333-266400, No . 333-262660 and No. 333-259198) and Form S-3 (No. 333-274204) of our report dated March 28, 2024, relating to the consolidated financial statements of Flora Growth Corp. for the years ended December 31, 2023 and 2022, which are included in this Annual Report on Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 28, 2024